EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in

(i)

Post-Effective Amendment No. 2 to Registration Statement (Form S-8, No. 2-73803), which relates to the Phillips-Van Heusen Corporation Employee Savings and Retirement Plan,

(ii)

Registration Statement (Form S-8, No. 33-50841), which relates to the Phillips-Van Heusen Corporation Associates Investment Plan for Residents of the Commonwealth of Puerto Rico,

(iii)

Post-Effective Amendment No. 1 to Registration Statement (Form S-8, No. 333-29765) which relates to the Phillips-Van Heusen Corporation 1997 Stock Option Plan,

(iv)

Post-Effective Amendment No. 1 to Registration Statement (Form S-8, No. 333-41068) which relates to the Phillips-Van Heusen Corporation 2000 Stock Option Plan,

(v)

Post-Effective Amendment No. 1 to Registration Statement (Form S-8, No. 333-109000), which relates to the Phillips-Van Heusen Corporation 2003 Stock Option Plan,

(vi)

Registration Statement (Form S-8, No. 333-125694) which relates to the Phillips-Van Heusen Corporation Associates Investment Plan for Residents of the Commonwealth of Puerto Rico,

(vii)

Registration Statement (Form S-8, No. 333-143921) and Registration Statement (Form S-8, No. 333-151966), each of which relates to the Phillips-Van Heusen Corporation 2006 Stock Incentive Plan, and

(viii)

Registration Statement (Form S-8, No. 333-158327), which relates to the Phillips-Van Heusen Corporation Associates Investment Plan for Salaried Associates

of Phillips-Van Heusen Corporation and in the related Prospectuses of our reports dated March 25, 2009 with respect to the consolidated financial statements and financial statement schedule of Phillips-Van Heusen Corporation and the effectiveness of internal control over financial reporting of Phillips-Van Heusen Corporation, included in this Annual Report (Form 10-K) for the year ended February 1, 2009.

/s/ ERNST & YOUNG LLP

New York, New York

March 31, 2009